Exhibit 99.1

Idera Pharmaceuticals Reports First Quarter 2022 Financial Results and Provides Corporate Update

EXTON, PA, May 5, 2022 — Idera Pharmaceuticals, Inc. (“Idera,” the “Company,” “we,” “us,” or “our”) (Nasdaq: IDRA) today reported its financial and operational results for the first quarter ended March 31, 2022.

“We continue to preserve cash while actively pursuing new development or commercial-stage assets for Idera’s portfolio,” stated Vincent Milano, Idera’s Chief Executive Officer. “We also continue to work with JMP Securities, a Citizens Company, our current partner and advisor on business development activities, to explore additional strategic alternatives for the Company.”

First Quarter Financial Results

Our cash position as of March 31, 2022 was $28.0 million. Based on our current operating plan, we anticipate that our current cash and cash equivalents will fund our operations through the one-year period subsequent to the May 5, 2022 filing date of the Quarterly Report Form 10-Q.

Research and development expenses for the three months ended March 31, 2022 totaled $1.8 million, compared to $6.9 million for the same period in 2021. General and administrative expense for the three months ended March 31, 2022 totaled $2.4 million, compared to $3.2 million for the same period in 2021.

Additionally, during the three months ended March 31, 2021, we recorded $7.0 million and $118.8 million non-cash warrant revaluation gain and non-cash future tranche right revaluation gain, respectively, related to the change in fair value of securities issued in connection with our December 2019 private placement transaction. No such non-cash gains were recognized in the three months ended March 31, 2022, as the warrants and future tranche rights were terminated in the first quarter of 2021.

As a result of the factors above, net loss applicable to common stockholders for the three months ended March 31, 2022 was $4.2 million or $0.08 per basic and diluted share compared to net income applicable to common stockholders of $109.6 million or $2.66 per basic share for 2021. On a diluted basis, net loss applicable to common stockholders for the three months ended March 31, 2021 was $10.0 million or $0.14 per diluted share.

Excluding the non-cash gain of approximately $125.8 million for the three months ended March 31, 2021 related to the termination of securities issued in connection with the December 2019 private placement transaction, net loss applicable to common stockholders was $10.0 million, or $0.24 per basic and diluted share (calculated based upon the basic weighted-average number of common shares, due to the antidilutive effect of net loss).

About Idera Pharmaceuticals

Idera is focused on the acquisition, development, and ultimate commercialization of drug candidates for rare disease indications characterized by small, well-defined patient populations with serious unmet needs. To learn more about Idera, visit IderaPharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including, without limitation, statements regarding the Company's strategic alternatives, new development opportunities, financial position, funding for continued operations, cash reserves, projected costs, prospects, clinical trials and the, plans, expectations, strategies, projections and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," “schedule,” and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Idera cannot guarantee that it will achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond Idera’s control, and which may cause the actual results, performance, or achievements of the Company to differ materially from future results, performance, or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements including, without limitation: whether the Company will be successful in identifying any strategic alternatives; whether the Company will be able to comply with the continued listing requirements of the Nasdaq Capital Market; whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations; whether products based on Idera's technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company's products receive approval, they will be successfully distributed and marketed; whether the Company's collaborations will be successful; the volatility of the Company’s stock price; international turmoil, war, sanctions, conflict, and resultant macroeconomic conditions; and the impact of public health crises, including the ongoing coronavirus (COVID-19) pandemic. All forward-looking statements included in this press release are made as of the date hereof and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and otherwise in the Company’s filings and reports filed with Securities and Exchange Commission. While Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Idera Pharmaceuticals, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
Operating expenses:
Research and development	$1,784	$6,871
General and administrative	2,398	3,156
Total operating expenses	4,182	10,027
Loss from operations	(4,182)	(10,027)
Other income (expense)
Warrant revaluation gain	-	6,983
Future tranche right revaluation gain	-	118,803
Other income (expense), net	4	(21)
Net income (loss)	$(4,178)	$115,738
Undistributed earnings to preferred stockholders	-	(6,132)
Net income (loss) applicable to common stockholders	$(4,178)	$109,606

Net income (loss) applicable to common stockholders
— Basic	$(4,178)	$109,606
— Diluted	$(4,178)	$(10,048)

Net income (loss) per share applicable to common stockholders
— Basic	$(0.08)	$2.66
— Diluted	$(0.08)	$(0.14)

Weighted-average number of common shares used in computing net income (loss) per share applicable to common stockholders
— Basic	52,893	41,193
— Diluted	52,893	70,980

Idera Pharmaceuticals, Inc.

Balance Sheet Data

(In thousands)

	March 31,	December 31,
	2022	2021
Cash and cash equivalents	$27,993	$32,545
Other assets	2,140	2,319
Total assets	$30,133	$34,864

Total liabilities	$4,290	$5,411
Total stockholders' equity (deficit)	25,843	29,453
Total liabilities and stockholders' equity (deficit)	$30,133	$34,864

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Idera Pharmaceuticals Contacts:

Jill Conwell

Investor Relations &
Corporate Communications

Phone (484) 348-1675

JConwell@IderaPharma.com

John J. Kirby

Chief Financial Officer

Phone (484) 348-1627

JKirby@IderaPharma.com